                                                                    EXHIBIT 12.1

Centex Corporation
Ratio of Earnings to Fixed Charges
INCLUDING CMO'S & SAVINGS AND LOAN
(dollars in thousands)


                                             Nine      Nine      Year      Year      Year      Year      Year
                                            Months    Months     Ended     Ended     Ended     Ended     Ended
                                           12/31/98  12/31/97  3/31/98   3/31/97   3/31/96   3/31/95   3/31/94
                                           --------  --------   -------   -------   -------   -------   -------
Fixed Charges
  Total Interest Expense                     89,447    56,491    78,130    65,517    69,724    58,771    68,856
  Illinois Cement Co. and Texas-Lehigh
    Cement Co. interest expense                  --        --        --        --        --        --       290
  One-third of rentals                        5,915     4,637     7,886     6,182     4,331     5,162     4,060
  External interest (CMO'S)                      --        --        --        --       973     1,267     2,286
  Amortization of discount and
    capitalized expense (CMO'S)                  --        --        --        --        86       136       574
                                            -------   -------   -------   -------   -------   -------   -------
                                             95,362    61,128    86,016    71,699    75,114    65,336    76,066
                                            =======   =======   =======   =======   =======   =======   =======

Earnings
  Consolidated net income                   163,767   100,781   144,806   106,563    53,365    92,248    85,162
  Add (deduct):
    Extraordinary items                          --        --        --        --        --        --        --
    Consolidated provision for income
      taxes                                  97,955    59,256    86,828    57,180    34,421    53,540    49,851
    Amortization of previously
      capitalized interest                       --        --        --        --        --        --        --
    Fixed charges                            95,362    61,128    86,016    71,699    75,114    65,336    76,066
    Capitalized interest                         --        --        --        --        --        --        --
                                            -------   -------   -------   -------   -------   -------   -------
                                            357,084   221,165   317,650   235,442   162,900   211,124   211,079
                                            =======   =======   =======   =======   =======   =======   =======

Ratio of earnings to fixed charges             3.74      3.62      3.69      3.28      2.17      3.23      2.77
                                            =======   =======   =======   =======   =======   =======   =======

Centex Corporation
Ratio of Earnings to Fixed Charges
EXCLUDING CMO'S & SAVINGS AND LOAN
(dollars in thousands)




                                             Nine        Nine         Year         Year           Year           Year        Year
                                            Months       Months       Ended        Ended          Ended          Ended       Ended
                                          12/31/98     12/31/97      3/31/98      3/31/97        3/31/96        3/31/95     3/31/94
                                           -------      -------      -------      -------        -------      --------      -------
Fixed Charges
  Interest incurred, net                     29,164      24,818       33,256        34,062        40,862        33,014       29,683
  Illinois Cement Co. and Texas-Lehigh
       Cement Co. interest expense               --          --           --            --            --            --          290
  One-third of rentals                        5,915       4,637        7,886         6,182         4,331         5,162        4,060
                                           --------     -------     --------      --------      --------      --------      -------
                                             35,079      29,455       41,142        40,244        45,193        38,176       34,033
                                           ========     =======     ========      ========      ========      ========      =======


Earnings
   Consolidated net income                  163,767     100,781      144,806       106,563        53,365        92,248       85,162
   Add (deduct):
        Extraordinary items                      --          --           --            --            --            --           --
        Consolidated provision for income
           taxes                             97,955      59,256       86,828        57,180        34,421        53,540       49,851
        Amortization of previously
           capitalized interest                  --          --           --            --            --            --           --
        Fixed charges                        35,079      29,455       41,142        40,244        45,193        38,176       34,033
        CTX Mortgage & Subs' (earnings)/
           loss before taxes & cumulative
           effect                            71,776      21,417      (31,562)      (24,601)      (17,165)       (1,442)     (71,062)
        CTX Holding & TTSB EBT                   --          --           --            --            --        (7,978)      (2,565)
        Capitalized interest                     --          --           --            --            --            --           --
                                           --------     -------     --------      --------      --------      --------      -------
                                            368,577     210,909      241,214       179,386       115,814       174,544       95,419
                                           ========     =======     ========      ========      ========      ========      =======


Ratio of earnings to fixed charges            10.51        7.16         5.86          4.46          2.56          4.57         2.80
                                           ========     =======     ========      ========      ========      ========      =======